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Exhibit 10.49

AMENDMENT NO. 1
TO
FLOWSERVE CORPORATION
FLEX HEALTH AND WELFARE PLAN

        WHEREAS, Flowserve Corporation ("Corporation") maintains the Flowserve Corporation Flex Health and Welfare Plan, as amended and restated effective as of January 1, 2001;

        WHEREAS, The Corporation retains the right to amend the Plan pursuant to Section 6.1 thereof; and

        WHEREAS, the Corporation desires to amend the Plan in order to revise certain procedures in Section 5.1 (Claims Procedure) for disability benefits claims.

        NOW, THEREFORE, the Plan is hereby amended as follows:

  1.
  Section 5.1 is hereby amended, effective as of January 1, 2001, by restating such Section in its entirety to read as follows:

  (a)
  Except as provided in subsection (b), a claim for benefits under a Welfare Program shall be submitted in accordance with and to the party designated under the terms of such Welfare Program. Notwithstanding the foregoing, unless a Welfare Program specifically provides otherwise, a claim for benefits must be submitted not later than twelve (12) months after the date that the claim arises (for example, the date a medical service is provided and the charge is incurred). Furthermore a submitted claim shall not be treated as having been filed until all information necessary to process the claim is submitted. In the event that a claim, as originally submitted, is not complete, the claimant shall be notified and the claimant shall then have the responsibility for providing the missing information. If all information necessary to process a claim is not submitted by the applicable claim filing deadline, the claim shall automatically be deemed to be denied.

  (b)
  In the event that a Welfare Program does not prescribe a claims procedure for benefits that satisfies the requirements of Section 503 of ERISA, the claims procedure described below shall apply.
  (1)
  Initial Claim Process. A claim and all required documentation shall be filed in writing with the Plan Administrator and decided within ninety (90) days (forty five (45) days for a disability claim) by the Plan Administrator, unless special circumstances require an extension of up to ninety (90) additional days (thirty (30) additional days for a disability claim). Written notice of the decision on such claim shall be furnished promptly to the claimant and shall be written in a manner calculated to be understood by the claimant and shall:
  (A)
  set forth an explanation of the specific findings and conclusions upon which such denial is based, making reference to the pertinent provisions of the Plan or Welfare Program documents;

  (B)
  describe any additional information or material needed to support the claim and explain why such information or material, if any, is necessary; and

  (C)
  describe the claims review procedures in subsection (2). A copy of any internal rule, guideline, protocol or other similar criteria relied upon in making the adverse determination shall be provided without charge upon request.
  (2)
  Claims Review Process. In the event a claim for benefits is denied, or if the claimant has had no response to such claim within ninety (90) days (forty five (45) days for a disability claim) of its submission (in which case the claim for benefits shall be deemed to have been denied), the claimant or his duly authorized representative may request a review by the Plan Administrator of such decision denying the claim at the claimant's sole expense.

      (A)
      Any such request must be filed in writing with the Plan Administrator within sixty (60) days (one hundred eighty (180) days for a disability claim) after receipt by the claimant of written notice of the decision or the date such claim is deemed to be denied. Such written request for review shall contain all additional information that the claimant wishes the Plan Administrator to consider.

      (B)
      In pursuing this review, the claimant or his duly authorized representative:
      (i)
      may review pertinent documents; and

      (ii)
      may submit issues and comments in writing.

      Written notice of the decision on review shall be furnished to the claimant within sixty (60) days (forty five (45) days for a disability claim), unless special circumstances require an extension of up to sixty (60) days (forty five (45) days for a disability claim) following the receipt of the request for review. The written notice of the Plan Administrator's decision shall be written in a manner calculated to be understood by the claimant and include specific reasons for the decision and shall refer to the pertinent provisions of the Plan or Welfare Program on which the decision is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed to be denied on review."

  2.
  Except as provided above, the Plan shall remain in full force and effect.

            IN WITNESS WHEREOF, the Corporation has caused this instrument as amended and restated to be executed effective as of January 1, 2001, except as otherwise stated herein.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff Ronald F. Shuff Vice President, Secretary and General Counsel

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  Exhibit 10.49
AMENDMENT NO. 1 TO FLOWSERVE CORPORATION FLEX HEALTH AND WELFARE PLAN